Exhibit 99.1

GenMark Diagnostics Reports

Second Quarter 2011 Results

Reagent Revenues Grow 104% and Placements Increase by 17 to 119

CARLSBAD, Calif., August 5, 2011 (BUSINESS WIRE) — GenMark Diagnostics, Inc. (Nasdaq:GNMK) today reported financial results for the second quarter ended June 30, 2011.

Revenues for the three months ended June 30, 2011 were $901,000 and net loss per share was $0.39 per share compared with $665,000 and a net loss of $0.60 per share during the second quarter of 2010. The 35% year-over-year increase in total revenue reflects an increase in the number of systems in the field, growth in the company’s test menu and a significant increase in the number of tests sold. Reagent revenues for the second quarter grew 104% year over year to $825,000 from $404,000, while instrument and other revenues decreased $185,000 due mainly to lower partnering contract revenue. The Company placed net 17 analyzers during the quarter.

The gross margin loss of $393,000 for the three months ended June 30, 2011 as compared to a loss of $84,000 for the same period in 2010, and a loss of $743,000 in the first quarter of 2011 was driven by the transfer and expansion of manufacturing operations to the company’s new facility in Carlsbad. The gross loss improvement compared with the first quarter of 2011 was primarily due to the now completed closure of duplicative manufacturing facilities in Pasadena. All operations are now consolidated in Carlsbad, CA.

Operating expenses increased $265,000 to $5.3 million during the second quarter of 2011, due primarily to increased clinical trial costs and spending for new product development, specifically our Hepatits C genotyping and Respiratory Viral Panel tests.

The Company ended the second quarter with $43.5 million in cash compared with $18.3 million at year-end. The Company raised net proceeds of $31.7 million through a follow-on equity offering in June 2011 and used $8.0 million in cash flow from operations during the first six months of 2011 compared with $9.1 million in the first six months of 2010. The Company intends to use a portion of the offering proceeds to invest more heavily in its sales force, research and development, and other infrastructure improvements during the second half of 2011 compared with spending levels in the first half of the year.

During the first six months of 2011, depreciation and amortization expense was $622,000; capital expenditures and other investing activities were $974,000; and the Company drew $2.0 million on its loan facility.

“The second quarter of 2011 was another strong quarter for GenMark Diagnostics” commented Hany Massarany, GenMark’s President and CEO. “During the quarter, we significantly grew revenue, particularly in our core reagents, expanded our installed base, as well as advanced key product development programs. Our successful follow-on fundraising will allow us to accelerate product development and commercial activities during the remainder of 2011 and then next year as we look to execute our high growth strategy” Massarany further stated.

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss second quarter 2011 results and the outlook for the current year at 9:00AM EST today. The conference call and webcast can be accessed live through the company’s website under the Investor Relations section and will be available for replay through August 25, 2011. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number “83859663” approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. GenMark’s eSensor® XT-8 system supports a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark tests that are FDA cleared for IVD use include the Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test, and Thrombophilia Risk Test. A Respiratory Viral Panel (RVP) is currently undergoing a clinical trial and tests for HCV Genotyping, 2C19, and KRAS are in development. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in sales of our diagnostic tests, the expansion of our diagnostic test menu, and the continued development of our technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

SOURCE: GenMark Diagnostics, Inc.

GenMark Diagnostics, Inc.

Paul Ross

Chief Financial Officer

760 - 448 - 4318

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	As of June 30, 2011	As of December 31, 2010 (A)
Current assets
Cash and cash equivalents	$43,517	$18,329
Accounts receivable, net of allowance of $87 and $39 at June 30, 2011 and December 31, 2010, respectively	640	678
Inventories, net	1,206	897
Other current assets	495	2,193

Total current assets	45,858	22,097
Property and equipment, net	3,195	2,702
Intangible assets, net	1,403	1,460
Other long-term assets	80	55

Total assets	$50,536	$26,314

Current liabilities
Accounts payable	$2,866	$823
Accrued compensation	1,288	1,172
Other current liabilities	1,575	1,945

Total current liabilities	5,729	3,940

Long-term liabilities
Loan payable	2,000	—
Other non-current liabilities	1,083	1,307

Total liabilities	$8,812	$5,247

Stockholders’ equity
Common stock, $.0001 par value; 100,000,000 authorized; 20,474,570 and 11,723,512 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2	1
Preferred stock, $0.0001 par value; 5,000,000 authorized, none issued	—	—
Additional paid-in capital	198,951	166,009
Accumulated deficit	(156,715)	(144,493)
Accumulated other comprehensive loss	(514)	(450)

Total stockholders’ equity	41,724	21,067

Total liabilities and stockholders’ equity	$50,536	$26,314

(A)	Includes adjustment to 12/31/10 balance sheet-see accompanying tables and footnote 1

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010 (B)	2011 (B)	2010 (B)
Product Revenue	$866	$523	$1,559	$907
License and other revenue	35	142	100	168

Total revenue	901	665	1,659	1,075
Cost of sales	1,294	749	2,795	1,189

Gross loss	(393)	(84)	(1,136)	(114)

Operating expenses
Sales and marketing	1,220	1,285	2,439	2,454
General and administrative	1,810	2,015	3,933	4,195
Research and development	2,292	1,757	4,856	3,226

Total operating expenses	5,322	5,057	11,228	9,875

Loss from operations	(5,715)	(5,141)	(12,364)	(9,989)

Other income
Other income (expense)	174	—	186	(1)
Interest income (expense)	(27)	4	(21)	9

Total other income	147	4	165	8

Loss before income taxes	(5,568)	(5,137)	(12,199)	(9,981)
Provision for income taxes	(12)	—	(23)	(5)

Net loss	$(5,580)	$(5,137)	$(12,222)	$(9,986)

Net loss per share, basic and diluted	$(0.39)	$(0.60)	$(0.93)	$(1.28)
Weighted average number of shares outstanding	14,366	8,539	13,076	7,830
Condensed consolidated statements of comprehensive loss three and six months ended June 30, 2011 and 2010
Net loss	$(5,580)	$(5,137)	$(12,222)	$(9,986)
Foreign currency translation adjustment	(64)	—	(64)	(35)

Comprehensive loss	$(5,644)	$(5,137)	$(12,286)	$(10,021)

(B)	Includes reclassifications between certain cost pools-see accompanying tables and footnote 2

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(12,222)	$(9,986)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	622	468
Share-based compensation	1,227	812
Changes in operating assets and liabilities:
Trade accounts receivable	38	(268)
Inventories	(275)	(128)
Other current assets	1,673	(224)
Accounts payable	1,443	(802)
Accrued compensation	92	455
Accrued and other liabilities	(591)	564

Net cash used in operating activities	(7,993)	(9,109)

Investing activities:
Payments for intellectual property licenses	(365)	—
Purchases of property and equipment	(609)	(575)

Net cash used in investing activities	(974)	(575)

Financing activities:
Proceeds from issuance of ordinary shares and common stock	34,532	27,600
Costs incurred in conjunction with public offering	(2,377)	(4,752)
Proceeds from borrowings	2,000	—
Proceeds from stock option exercises	—	4

Net cash provided by financing activities	34,155	22,852

Effect of foreign exchange rate changes	—	(47)

Net increase in cash and cash equivalents	25,188	13,121
Cash and cash equivalents at beginning of period	18,329	16,483

Cash and cash equivalents at end of period	$43,517	$29,604

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-See Footnote 1

(In thousands, except par value)

(Unaudited)

	As Reported December 31, 2010	(1) Adjustment	As Corrected December 31, 2010
Current assets
Cash and cash equivalents	$18,329	—	$18,329
Accounts receivable, net of allowance of $87 and $39 at June 30, 2011 and December 31, 2010, respectively	678	—	678
Inventories, net	897	—	897
Other current assets	2,193	—	2,193

Total current assets	22,097	—	22,097

Property and equipment, net	2,702	—	2,702
Intangible assets, net	71	1,389	1,460
Other long-term assets	55	—	55

Total assets	$24,925	$1,389	$26,314

Current liabilities
Accounts payable	$823	—	$823
Accrued compensation	1,172	—	1,172
Other current liabilities	1,250	695	1,945

Total current liabilities	3,245	695	3,940

Long-term liabilities
Loan payable	—	—	0
Other non-current liabilities	613	694	1,226

Total liabilities	$3,858	$1,389	$5,247

Stockholders’ equity
Common stock, $.0001 par value; 100,000,000 authorized; 20,474,570 and 11,723,512 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	1	—	1
Preferred stock, $0.0001 par value; 5,000,000 authorized, none issued			0
Additional paid-in capital	166,009	—	166,009
Accumulated deficit	(144,493)	—	(144,493)
Accumulated other comprehensive loss	(450)	—	(450)

Total stockholders’ equity	21,067	0	21,067

Total liabilities and stockholders’ equity	$24,925	$1,389	$26,314

TABLES AND FOOTNOTES

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -See Footnote 2

(In thousands, except per share data)

(Unaudited)

	As Reported		Adjustments	As Corrected
	Three Months Ended June 30,		Three Months Ended June 30,	Three Months Ended June 30,
	2011	2010	2010	2011	2010
Product Revenue	$866	$523	$—	$866	$523
License and other revenue	35	128	14	35	142

Total revenue	901	651	14	901	665
Cost of sales	1,294	862	(113)	1,294	749

Gross loss	(393)	(211)	127	(393)	(84)

Operating expenses
Sales and marketing	1,220	1,204	81	1,220	1,285
General and administrative	1,810	2,002	13	1,810	2,015
Research and development	2,292	1,724	33	2,292	1,757

Total operating expenses	5,322	4,930	127	5,322	5,057

Loss from operations	(5,715)	(5,141)	—	(5,715)	(5,141)

Other income
Other income (expense)	174	—	—	174	0
Interest income (expense)	(27)	4	—	(27)	4

Total other income	147	4	0	147	4

Loss before income taxes	(5,568)	(5,137)	—	(5,568)	(5,137)
Provision for income taxes	(12)	—	—	(12)	0

Net loss	($5,580)	($5,137)	$0	($5,580)	($5,137)

Net loss per share, basic and diluted	($0.39)	($0.60)		($0.39)	($0.60)
Weighted average number of shares outstanding	14,366	8,539		14,366	8,539
Condensed consolidated statements of comprehensive loss three and six months ended June 30, 2011 and 2010
Net loss	($5,580)	($5,137)		($5,580)	($5,137)
Foreign currency translation adjustment	(64)	—		(64)	—

Comprehensive loss	($5,644)	($5,137)		($5,644)	($5,137)

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-See Footnote 2

(In thousands, except per share data)

(Unaudited)

	As Reported		Adjustments (2)		As Corrected
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010	2011	2010
Product Revenue	$1,559	$907	$—	$—	$1,559	$907
License and other revenue	106	143	(6)	25	100	168

Total revenue	1,665	1,050	(6)	25	1,659	1,075
Cost of sales	2,937	1,430	(142)	(241)	2,795	1,189
	0	0	0	0	0	0

Gross loss	(1,272)	(380)	136	266	(1,136)	(114)

Operating expenses
Sales and marketing	2,350	2,262	89	192	2,439	2,454
General and administrative	3,921	4,169	12	26	3,933	4,195
Research and development	4,821	3,178	35	48	4,856	3,226

Total operating expenses	11,092	9,609	136	266	11,228	9,875

Loss from operations	(12,364)	(9,989)	0	0	(12,364)	(9,989)

Other income
Other income (expense)	186	(1)	—	—	186	(1)
Interest income (expense)	(21)	9	—	—	(21)	9

Total other income	165	8	0	0	165	8

Loss before income taxes	(12,199)	(9,981)	—	—	(12,199)	(9,981)
Provision for income taxes	(23)	(5)	—	—	(23)	(5)

Net loss	($12,222)	($9,986)	$0	$0	($12,222)	($9,986)

Net loss per share, basic and diluted	($0.93)	($1.28)	$0.00	$0.00	($0.93)	($1.28)
Weighted average number of shares outstanding	13,076	7,830	13,076	7,830	13,076	7,830
Condensed consolidated statements of comprehensive loss three and six months ended June 30, 2011 and 2010
Net loss	($12,222)	($9,986)	$0	$0	($12,222)	($9,986)
Foreign currency translation adjustment	(64)	(35)	(64)	(35)	(64)	(35)

Comprehensive loss	($12,286)	($10,021)	($64)	($35)	($12,286)	($10,021)

(1)	Subsequent to the issuance of the 2010 audited financial statements, the Company concluded that a contract for the purchase of certain intellectual property rights should have been recorded as both an asset and a liability in the financial statements for the periods ended December 31, 2010 and March 31, 2011. The Company has recorded this contract which results in an increase of Intangible Assets and corresponding increase in current and long-term liabilities of $1,389,000 for the year ended December 31, 2010.
(2)	Subsequent to the issuance of the 2010 audited financial statements, the Company further concluded that certain expenses were classified incorrectly in its Consolidated Statements of Operations for the periods presented herein, with no net impact to operating income, net income, statements of cash flows or balance sheets. The Company has corrected these immaterial misstatements. These corrections result in reductions to cost of goods sold of $113,000 and $241,000 in the quarter and six-month period ended June 30, 2010 and $142,000 in the six-month period ended June 30, 2011 and corresponding increases to sales and marketing and research and development expenses.